CHINA HEALTH HOLDING, INC.
                              (CHHH: OTCBB NASDAQ)
                         ACQUISITION DEFINITIVEAGREEMENT

THIS ACQUISITION DEFINITIVE AGREEMENT (this "Agreement") is dated as of JANUARY 19th, 2007.

BY AND AMONG:

CHINA HEALTH HOLDING, INC. (Or/and Its' Nominee) , a corporations formed pursuant to the laws of the State of Nevada and having a business address located at101 Convention Center Drive, Suite 700, Las Vegas, NV 89107-2001 USA and mailing address at PO Box #48610 - 595 Burrard St. Vancouver, British Columbia, Canada V6C 2X8.
(Hereinafter called the "Purchasers", "CHINA HEALTH", or " CHHH", or the "Company")

AND:

Beijing Boran Pharmaceuticals Co. Ltd. (Or/and It's Nominee), a company formed pursuant to the laws of the People's Republic of China and having an office for business located at Beijing CuanPinYuanLieoCuan Industry District, ZhongGuanCuan Technology Zone, Beijing, P.R. China
(Hereinafter called "Beijing Boran" or the "Acquiree")

RECITALS:

CHINA HEALTH and Beijing Boran desire to complete an acquisition transaction pursuant to which CHINA HEALTH, through its wholly owned subsidiaries (China Health World Trade Corporation, or/and Its Wholly Owned BVI (British Virgin Island) Subsidiary) , shall acquire 65% ownership or/and 65% of the outstanding capital stocks of Beijing Boran for the total purchasing price of $3,000,000 USD in cash (the "Cash Component") in exchange for a consideration based on Beijing Boran's total (pound)*32,000,000 RMB ("Yuan", "China Currency") revenue as for the year ended 2006 (" 2006") audited according to US General Accepted Accounting Principles ("US GAAP"); or based on Beijing Boran's total (pound)*58,511,000 RMB assets for the year ended 2006 audited according to US General Accepted Accounting Principles ("US GAAP").

The Board of Directors of CHINA HEALTH and the Board of Directors of Beijing Boran have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement; and

THE SHAREHOLDER are the owners of 65% ownership or/and 65% of the outstanding capital stockholders of Beijing Boran; and THE PARTIES desire to make certain representations, warranties and agreements in connection with completion of the proposed acquisition transaction.

The respective Boards of Directors of China Health, and Beijing Boran Pharmaceutical deem it advisable and in the best interests of China Health and Beijing Boran Pharmaceutical and Shareholders that China Health acquire 65% of the total outstanding shares/ownership of Beijing Boran Pharmaceutical (the "Acquisition") pursuant to this Agreement with Exclusive Right and First Refusal Right until/prior to the closing date of the transaction legally fully.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                                 THE ACQUISITION

1.1 THE ACQUISITION. At the Closing (as hereinafter defined), CHINA HEALTH, through its wholly owned subsidiaries (China Health World Trade Corporation, or/and Its Wholly Owned BVI (British Virgin Island) Subsidiary) , shall acquire 65% of the ownership or/and 65% of the outstanding capital stocks of Beijing Boran from the SHAREHOLDER for the total purchasing price of $3,000,000 USD in cash (the "Cash Component"). Consideration to be paid by CHINA HEALTH shall be calculated based on Beijing Boran's total (pound)*32,000,000 RMB Revenue for the year ended 2006 and total of (pound)*30,000,000 RMB Revenue for the year ended 2005, audited according to US GAAP; or based on Beijing Boran's total (pound)*58,511,000 RMB Assets for the year ended 2006 audited according to US General Accepted Accounting Principles ("US GAAP"). The consideration should compose of a total $3,000,000 USD in cash (the "Cash Component") as the total purchasing price, depends on the finalized total Revenue of Beijing Boran for year ended 2006 audited under US GAAP ("Consideration"). In addition, the Company shall have reserved a total $800,000 USD as security deposit. Such total $800,000 USD will be released to the SHAREHOLDER upon the completion of the audited and it is determined that the Consideration is not sufficient to cover the total audited revenue of Beijing Boran, or/and is not sufficient to cover the total audited assets of Beijing Boran.

1.2 Beijing Boran was established in 2002 as a private pharmaceutical company in Beijing, PR China under Chinese Government Laws and Regulations. Beijing Boran engages in the businesses of developing, manufacturing and marketing of various kinds of herbal - based pharmaceuticals drugs. Currently Beijing Boran has approximately 260 employees. As un-audited Chinese GAAP for the year ended of 2006, Beijing Boran has annual sales revenue of (pound)*32,000,000 RMB (China Currency), owns a total assets of (pound)*58,511,000 RMB, and a total net assets of (pound)*28,800,000 RMB, and a China-SFDA Certificated GMP Pharmaceutical Drugs Manufacturing Facilities, and a total of Thirty-One (31) China -SFDA Certified Herbal-Based Pharmaceutical Drugs Pipeline, and owns a total of 24,726 square meters lands/industry real estate property in Beijing PR China, and also owns a total of 10,950 square meters buildings/real estate property. Beijing Boran owns two (2) PATENTS approved by PR China Government as Patents No.: CN1660403 and CN1833675A, AND Beijing Boran also has a total of 12 pharmaceutical new drugs which are on the legal processing for further China -SFDA approval as NEW PHARMACEUTICAL DRUGS and a new patent as application No. 2006100729322. Beijing Boran also has the exclusive and first refusal rights for exclusively using and further exclusively purchasing a total of approximately 46,600 square meters lands/industry real estate property and 9188 square meters buildings/industry real estate property ownership at fixed prices from Government of Beijing PR China. Beijing Boran also owns and controls of 80% of ownership or/and 80% the outstanding capital stocks of Beijing Xiangwei Herbal Medicinal Co. Ltd.

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
The Acquisition shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law.

1.3 COMPLETION OR ACQUISITION OF ASSETS

1.4 Pursuant to the Agreement, At the Closing (as hereinafter defined), CHINA HEALTH shall acquire 65% of the ownership or/and 65% of the outstanding capital stocks of Beijing Boran from the SHAREHOLDER, in consideration for 65% ownership or/and the outstanding capital stock of Beijing Boran, and the 65% stockholders of Beijing Boran is entitled to receive from CHINA HEALTH an aggregate total purchase price of a total of $3,000,000 USD in cash, which calculated and based on the years ended of 2005, and 2006 of Beijing Boran's Financial Statement as un-Audited Chinese GAAP Financial Statement of Beijing Boran, that Beijing Boran has a total (pound)* 32,000,000 RMB (China Currency) revenues and a total assets (pound)*58,511,000 RMB for the year ended December 31 2006 and a total (pound)* 30,000,000 RMB revenues for the year ended December 31 2005. Consisting of cash in the aggregate amount of $3,000,000 USD in Cash(China Currency) (the "Cash Component"). CHINA HEALTH will pay the Cash Component of the purchase price, with the exception of US$800,000 to be retained by CHINA HEALTH (the "Retained Amount") pending the completion of an audit of Beijing Boran's financial statements for the years ended 2005 and 2006 ( " 2005", " 2006") audited according to US General Accepted Accounting Principles ("US GAAP"). To the extent Beijing Boran's audited revenues for years ended 2005 and 2006 are less than (pound)*30,000,000 RMB ( "2005" ) and (pound)*32,000,000 RMB ( "2006")
(China Currency), there will be a proportional reduction in the Cash Component of the purchase price, in an amount to be agreed upon by CHINA HEALTH and Beijing Boran at such time. If the Cash Component of the purchase price has been reduced, CHINA HEALTH will debit such amounts from the Retained Amount prior to releasing it upon conclusion of such audit. Beijing Boran has annual sales revenue of (pound)*32,000,000 RMB (China Currency) as year ended 2006 and annual sales revenue of (pound)*30,000,000 RMB (China Currency) as year ended 2005, owns a total assets of (pound)* 58,511,000 RMB, and a total net assets of 28,800,000 RMB, and a China-SFDA Certificated GMP Pharmaceutical Drugs Manufacturing Facilities, and a total of Thirty-One (31) China -SFDA Certified Herbal-Based Pharmaceutical Drugs Pipeline, and owns a total of 24,726 square meters industry real estate property in Beijing PR China, and also owns a total of 10,950 square meters buildings/real estate property. Beijing Boran also owns two (2) PATENTS approved by PR China Government as Patents No.: CN1660403 and CN1833675A. Beijing Boran also has a total of 12 pharmaceutical new drugs which are on the legal processing for further China -SFDA approval as NEW PHARMACEUTICAL DRUGS and a new patent as application No. 2006100729322. Beijing Boran also has the exclusive and first refusal rights for exclusively using and further exclusively purchasing a total of approximately 46,600 square meters lands/industry real estate property and 9188 square meters buildings/industry real estate property ownership at fixed prices from Government of Beijing PR China. Beijing Boran also owns and controls of 80% of ownership or/and 80% the outstanding capital stocks of its subsidiary: Beijing Xiangwei Herbal Medicinal Co. Ltd.

The Agreement is governed by the laws of China and reflects customary business practices in China. As such, it does not contain all of the customary representations and warranties, indemnification and other applicable provisions that are generally included in an acquisition agreement contemplating the purchase of all outstanding capital shares of a company.

1.5 CLOSING AND EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the first business day on which each and all of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (ii) on a date mutually agreed (the "Effective Time").

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
                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

2.1 REPRESENTATIONS AND WARRANTIES OF CHINA HEALTH. CHINA HEALTH represents and warrants to Beijing Boran and the SHAREHOLDERS as follows:

(a) ORGANIZATION, STANDING AND POWER. CHINA HEALTH owns and operates subsidiary that is corporation duly organized, validly existing and in good standing under the laws of China and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) CERTIFICATE OF INCORPORATION, BYLAWS, AND MINUTE BOOKS. The copies of the Articles of Incorporation and of the Bylaws of CHINA HEALTH which have been delivered to Beijing Boran are true, correct and complete copies thereof. The minute book of CHINA HEALTH, which has been made available for inspection, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of CHINA HEALTH since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(c) AUTHORITY. CHINA HEALTH has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of CHINA HEALTH. No other corporate or shareholder proceedings on the part of CHINA HEALTH are necessary to authorize the Acquisition, or the other transactions contemplated hereby

 (d) CONFLICT WITH OTHER AGREEMENTS; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "violation") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of CHINA HEALTH or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CHINA HEALTH which violation would have a material adverse effect on CHINA HEALTH taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to CHINA HEALTH in connection with the execution and delivery of this Agreement by CHINA HEALTH or the consummation by CHINA HEALTH of the transactions contemplated hereby.

(e) BOOKS AND RECORDS. CHINA HEALTH has made and will make available for inspection by Beijing Boran upon reasonable request all the books of CHINA HEALTH relating to the business of CHINA HEALTH. Such books of CHINA HEALTH have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Beijing Boran by CHINA HEALTH are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(f) COMPLIANCE WITH LAWS. CHINA HEALTH is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(g) SEC FILINGS. CHINA HEALTH has filed all periodic reports required to be filed with the Securities and Exchange Commission and as of the date hereof, is current in its filing obligations.

(h) FINANCIAL STATEMENTS AND TAX RETURNS. Copies of CHINA HEALTH's audited financial statements for the fiscal year ended December 31, 2005 and December 31, 2006 and of its tax return for the fiscal year 2004 have been delivered to Beijing Boran.

(i) LITIGATION. There is no suit, action or proceeding pending, or, to the knowledge of CHINA HEALTH, threatened against or affecting CHINA HEALTH which is reasonably likely to have a material adverse effect on CHINA HEALTH, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CHINA HEALTH having, or which, in so far as reasonably can be foreseen, in the future could have, any such effect.

(j) TAX RETURNS. CHINA HEALTH has duly filed any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to or claims asserted for, taxes or assessments asserted upon CHINA HEALTH.

(k) Indemnity CHINA HEALTH agree to indemnify and save harmless Beijing Boran from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the CHINA Pharmaceutical Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Beijing Boran or the CHINA HEALTH to Beijing Boran and shareholders hereunder.

2.2 REPRESENTATIONS AND WARRANTIES OF BEIJING BORAN. Beijing Boran represents and warrants to CHINA HEALTH as follows:

(a) ORGANIZATION, STANDING AND POWER. Beijing Boran is a corporation duly organized, validly existing and in good standing under the laws of China, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) CERTIFICATE OF INCORPORATION, BYLAWS AND MINUTE BOOKS. The copies of the Certificate of Incorporation and of the other corporate documents of Beijing Boran which have been delivered to CHINA HEALTH are true, correct and complete copies thereof. The minute books of Beijing Boran which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of Beijing Boran since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(c) AUTHORITY. Beijing Boran has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by the shareholders of 100% of its ownership which are entitled to vote to approve the proposed transaction, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of Beijing Boran are necessary to authorize the Acquisition and the other transactions contemplated hereby.

(d) CONFLICT WITH AGREEMENTS; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Beijing Boran or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Beijing Boran or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Beijing Boran in connection with the execution and delivery of this Agreement by Beijing Boran, or the consummation by Beijing Boran of the transactions contemplated hereby.

(e) BOOKS AND RECORDS. Beijing Boran has made and will make available for inspection by CHINA HEALTH upon reasonable request all the books of account, relating to the business of Beijing Boran. Such books of account of Beijing Boran have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to CHINA HEALTH by Beijing Boran are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(f) COMPLIANCE WITH LAWS. Beijing Boran is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(g) LIABILITIES AND OBLIGATIONS. Beijing Boran has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the Beijing Boran financial statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

(h) FINANCIAL STATEMENTS AND TAX RETURNS. Copies of Beijing Boran's audited financial statements for the fiscal year ended December 31, 2005 and December 31, 2006, according to US General Accepted Accounting Principles ("US GAAP") and of its tax return for the fiscal year 2004 have been delivered to China Health.

 (I) LITIGATION. There is no suit, action or proceeding pending, or, to the knowledge of Beijing Boran threatened against or affecting Beijing Boran, which is reasonably likely to have a material adverse effect on Beijing Boran, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Beijing Boran having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(j) TAXES. Beijing Boran has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and Beijing Boran has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on and with respect to such periods. Beijing Boran knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

(k) LICENSES, PERMITS; INTELLECTUAL PROPERTY. Beijing Boran owns or possesses in the operation of its business all material authorizations which are necessary for it to conduct its business as now conducted. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

(l) Indemnity Beijing Boran and All Shareholders agree to indemnify and save harmless CHINA HEALTH from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Beijing Boran Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in of omission from any certificate or other instrument furnished or to be furnished by Beijing Boran Shareholders to CHINA HEALTH hereunder.

(L)NONCOMPETION and  NONSOLICITATION

Non-competition

For a period of three (3) years after the Closing Date, Beijing Boran shall not, anywhere across PR China and world widely directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any person or entity engaged in or planning to become engaged in the pharmaceutical business ("Competing Business"), provided, however, that Beijing Boran may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of the securities of any entity (but may not otherwise participate in the activities of such entity) if such securities are listed on any national or regional securities exchange or have been registered under
Section 12(g) of the Exchange Act.

Non-solicitation

For a period of three (3) years after the Closing Date, Beijing Boran and the Beijing Boran Shareholders shall not, directly or indirectly: (a) solicit the business of any person or entity that is a customer of CHINA HEALTH; (b) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of CHINA HEALTH to cease doing business with CHINA HEALTH, to deal with any competitor of CHINA HEALTH or in any way interfere with its relationship with CHINA HEALTH; (c) cause, induce or attempt to cause or induce any customer, supplier; licensee, licensor, franchisee, employee, consultant or other business relation of Beijing Boran and/or the Beijing Boran Shareholders on the Closing Date or within the year preceding the Closing Date to cease doing business with China Health, to deal with any competitor of CHINA HEALTH or in any way interfere with its relationship with CHINA HEALTH; or (d) hire, retain or attempt to hire or retain any employee or independent contractor of CHINA HEALTH or in any way interfere with the relationship between CHINA HEALTH and any of its employees or independent contractors.


2.3 REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

By execution of this Agreement, each of the SHAREHOLDERS represents and warrants to CHINA HEALTH as follows:

(a) OWNERSHIP FREE AND CLEAR. The ownership of Beijing Boran which h or she owns are free and clear of any liens, claims, options, charges or encumbrances of any nature.

(b) UNQUALIFIED RIGHT TO TRANSFER OWNERSHIPS. He or she has the unqualified right to sell, assign, and deliver the portion of the ownership of Beijing Boran and, upon consummation of the transactions contemplated by this Agreement, CHINA HEALTH will acquire good and valid title to such ownerships, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

(c) AGREEMENT AND TRANSACTION DULY AUTHORIZED. He or she is authorized to execute and deliver this Agreement and to consummate the acquisition transaction described herein. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which such SHAREHOLDER is a party or by which such SHAREHOLDER is bound.

                                   ARTICLE III
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

3.1 COVENANTS OF BEIJING BORAN AND CHINA HEALTH. During the period from the date of this Agreement and continuing until the Effective Time, Beijing Boran and CHINA HEALTH each agree as to themselves (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

(a) ORDINARY COURSE. Each party shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted.

(b) DIVIDENDS; CHANGES IN STOCK. No party shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, or (ii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

(c) ISSUANCE OF SECURITIES. No party shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

(d) GOVERNING DOCUMENTS. No party shall amend or propose to amend its Articles of Incorporation or Bylaws.

(e) NO DISPOSITIONS. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party.

(f) INDEBTEDNESS. No party shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

3.2 OTHER ACTIONS. No party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Acquisition set forth in Article V not being satisfied.

                                   ARTICLE IV
                 ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

4.1 RESERVED

4.2 ACCESS TO INFORMATION. Upon reasonable notice, CHINA HEALTH and Beijing Boran shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and, during such period, each of CHINA HEALTH and Beijing Boran shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

4.3 LEGAL CONDITIONS TO ACQUISITION. Each of CHINA HEALTH and Beijing Boran shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Acquisition and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or upon any of their related entities or subsidiaries in connection with the Acquisition. Each party shall take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by CHINA HEALTH or Beijing Boran or any of their related entities or subsidiaries in connection with the Acquisition or the taking of any action contemplated thereby or by this Agreement.


4.4 BOARD OF DIRECTORS AND OFFICERS. There should be no change in the board of directors of Beijing Boran before the Closing. Subsequent to the Closing, CHINA HEALTH has the rights to appoint new directors to the board of Beijing Boran.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE ACQUISITION.

The respective obligations of each party to effect the Acquisition shall be conditional upon the filing, occurring or obtainment of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby.

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
5.2 CONDITIONS TO OBLIGATIONS OF CHINA HEALTH. The obligation of CHINA HEALTH to effect the Acquisition is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by CHINA HEALTH:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Beijing Boran set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and CHINA HEALTH shall have received a certificate signed on behalf of Beijing Boran by the Chairman of Beijing Boran and a certificate signed by each of the SHAREHOLDERS to such effect.

 (b) PERFORMANCE OF OBLIGATIONS OF BEIJING BORAN. Beijing Boran shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CHINA HEALTH shall have received a certificate signed on behalf of Beijing Boran by the President or the chief executive officer to such effect.

(c) CLOSING DOCUMENTS. CHINA HEALTH shall have received such certificates and other closing documents as counsel for CHINA HEALTH shall reasonably request.

(d) SALES OF OWNERSHIPS. SHAREHOLDERS holding 100% of the ownership of Beijing Boran shall have executed this Agreement and consented to completion of the acquisition transaction described herein.

(e) CONSENTS. Beijing Boran shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of CHINA HEALTH, individually or in the aggregate, have a material adverse effect on Beijing Boran and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby. Beijing Boran shall also have received the approval of its shareholders in accordance with applicable law.

(f) DUE DILIGENCE REVIEW. CHINA HEALTH shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of Beijing Boran and shall not have determined that any of the representations or warranties of Beijing Boran contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that Beijing Boran is otherwise in violation of any of the provisions of this Agreement.

(g) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of CHINA HEALTH, made in good faith, would make the consummation of the Acquisition imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Beijing Boran, the consequences of which, in the judgment of CHINA HEALTH, could be materially adverse to Beijing Boran.

5.3 CONDITIONS TO OBLIGATIONS OF BEIJING BORAN. The obligation of Beijing Boran to effect the Acquisition is subject to the satisfaction of the following conditions unless waived by Beijing Boran:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CHINA HEALTH set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, Beijing Boran shall have received a certificate signed on behalf of CHINA HEALTH by the President or the chief executive officer to such effect.

(b) PERFORMANCE OF OBLIGATIONS OF CHINA HEALTH. CHINA HEALTH shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Beijing Boran shall have received a certificate signed on behalf of CHINA HEALTH by the Chairman or the chief executive officer to such effect.

(c) CLOSING DOCUMENTS. Beijing Boran shall have received such certificates and other closing documents as counsel for Beijing Boran shall reasonably request.

(d) CONSENTS. CHINA HEALTH shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby.

(e) DUE DILIGENCE REVIEW. Beijing Boran shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of CHINA HEALTH and shall not have determined that any of the representations or warranties of CHINA HEALTH contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that CHINA HEALTH is otherwise in violation of any of the provisions of this Agreement.

(f) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Beijing Boran, made in good faith, would make the consummation of the Acquisition imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against CHINA HEALTH the consequences of which, in the judgment of Beijing Boran, could be materially adverse to CHINA HEALTH.


                                   ARTICLE VI
                            TERMINATION AND AMENDMENT

6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

(a) by mutual consent of CHINA HEALTH and Beijing Boran;

(b) by either CHINA HEALTH or Beijing Boran if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Acquisition shall have become final and non-appeal able; or

6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Beijing Boran or CHINA HEALTH as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. In such event, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

6.3 AMENDMENT. This Agreement may be amended by mutual agreement of CHINA HEALTH, Beijing Boran and the SHAREHOLDERS, provided that in the case of CHINA HEALTH and Beijing Boran, any such amendment must authorized by their respective Boards of Directors, and to the extent required by law, approved by their respective shareholders. Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

6.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.



                                   ARTICLE VII
                               GENERAL PROVISIONS

7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of three years from the date of this Agreement.

7.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telescoped (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)If to China Health Holding, Inc.:
Attn: Julianna Lu
The Chief Executive Officer
Direct Line: 1-778-893-8909 (North America), or/and 86-1314-696-8838 (China)
China Health Holding, Inc.
Business Address
101 Convention Center Drive, Suite 700,
Las Vegas, NV 89107-2001 USA

MAILING Address:
C/C: CHINA HEALTH HOLDING INC.
PO Box #48610 - 595 Burrard Street Vancouver BC Canada V6C 2X8 Tel: 001 -604-608-6788 Fax: 001-604-601-2078

(b)If to Beijing Boran Pharmaceuticals Co. Ltd.:

Attn: Huang Cheng Wu
The Chairman/CEO
Beijing  Boran Pharmaceuticals Co. Ltd.
Beijing CuanPinYuanLieoCuan Industry District
ZhongGuanCuan Technology Zone
Beijing, P.R. China

(c)If to the SHAREHOLDER, at the addresses of Beijing Boran.

(d). With a copy to: CHINA HEALTH's Corporate Attorneys: Sichenzia Ross Friedman Ference LLP 1065 Avenue of the Americas
New York, New York 10018

(b)With a copy to:  Beijing Boran Pharmaceutical' Corporate Attorneys

7.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This English version is final legal version as the acquisition definitive agreement and the Chinese Version is just a reference, if there is any conflict in meaning between the English language version and Chinese language version of this Agreement, the English version shall prevail.

7.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OFOWNERSHIP. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Nevada state court or any federal court in the State of Nevada in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

7.7 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

7.8 PUBLICITY. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, Beijing Boran shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of CHINA HEALTH.

7.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, this Acquisition Agreement has been signed and executed by the parties set forth below as of the date set forth above.

CHINA HEALTH HOLDING, INC. (Or/and Its' Nominee)
Business Address: 101 Convention Center Drive, Suite 700, Las Vegas, NV 89107-2001 USA and Mailing address at PO Box #48610 - 595
Burrard St. Park Place, Vancouver, British Columbia, Canada V6C 2X8. Company Sealed Here

By: /S/JULIANNA LU
------------------
Name: JULIANNA LU
Title: Chief Executive Officer
Date: Jan.19th, 2007

By:/S/YUXIAOFEI
---------------
Name: Yu, Xiaofei
Title: Executive Director and Vice President
Date: Jan.19th,  2007

BEIJING BEIJING BORAN PHARMACEUTICALS CO. LTD. (Or Its Nominee)
Beijing CuanPinYuanLieoCuan Industry District
ZhongGuanCuan Technology Zone
Beijing, P.R. China
Company Sealed Here

By:/S/HUANGCHENGWU
------------------
Name: HUANG CHENGWU
TITLE: CHAIRMAN and Chief Executive Officer
Date: Jan19th, 2007

ATTACHED EXHIBITS:

BEIJING BORAN PHARMACEUTICAL CO. LTD. AS UN-AUDITED FINANCIAL STATEMENT AS YEAR ENDED DEC 31 2005 AND AS YEAR ENDED DEC 31 2006

BEIJING BEIJING BORAN PHARMACEUTICALS CO. LTD.: Commercial Scheme as updated as Jan.9th. 2007 in both Chinese and English, which also covers and confirms:

1. TOTAL ASSETS LIST AND A TOTAL NET ASSETS
2. TOTAL REAL ESTATE PROPERTIES: TOTAL LANDS POSITIONS/OWNERSHIPS AND BUILDINGS
3. TOTAL PHARMACEUTICALS CHINA-SFDA GMP CERTIFICATES/OWNERSHIP;
4. TOTAL 100% SHAREHOLDERS/OWNERSHIPS LIST 5. TOTAL BANK LOAN AND TOTAL LIABILITIES LIST 6. TOTAL ANNUAL REVENUE AND ANNUAL NET INCOME
7. TOTAL 31 CHINA-SFDA CERTIFIED PHARMACEUTICAL DRUGS LIST: NAME/-CHINA-SFDA LICENSE NO AND MEDICAL FUNCTIONS 8. TOTAL MANAGEMENT AND BOARD OF DIRECTORS LIST
9. UN-AUDITED FINANCIAL STATEMENTS (2005, and 2006 ENDING DECEMBER 31 2006) as Chinese GAAP Rules and Regulations 10. FINANCIAL AND ASSETS VALUATIONS REPORTS


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